SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

BlackRock New York Municipal Income Trust

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Boaz R. Weinstein (“Mr. Weinstein”) posted the message(s) below to his X account.

The first of Mr. Weinstein’s tweets reproduced above included a link to a CNBC news article published on June 13, 2024, reproduced below.

CNBC BUSINESS NEWS

ISS backs Boaz Weinstein’s nominees at four BlackRock funds

PUBLISHED THU, JUN 13 20248:26 AM EDT

Rohan Goswami@IN/ROHANGOSWAMICNBC/@ROGOSWAMI

KEY POINTS

•	ISS said BlackRock closed-end fund investors should support some of Saba Capital’s nominees in two further campaigns to gain board representation, as the activist seeks to oust incumbent directors at the under-valued funds.

•	Boaz Weinstein’s Saba is mounting campaigns at ten BlackRock funds to get board representation or oust BlackRock as fund manager.

•	ISS earlier this week also partially backed Saba’s case for change at four other funds, but did not support Saba’s efforts to replace BlackRock as fund manager.

I

Boaz Weinstein, founder and chief investment officer of Saba Capital Management, during the Bloomberg Invest event in New York, US, on Wednesday, June 7, 2023.

Jeenah Moon | Bloomberg | Getty Images

Dissident Boaz Weinstein’s Saba Capital picked up support in its campaign for change at some BlackRock closed-end funds from proxy advisor Institutional Shareholder Services.

Saba has mounted a campaign to elect its own director nominees to the boards of ten BlackRock closed-end funds, accusing the investing giant of mismanagement as the funds trade at a discount to their net asset value, or NAV.

ISS, in reports viewed by CNBC, said shareholders should back some of Saba’s board nominees at two of those of funds: BlackRock Innovation and Growth Term Trust and BlackRock ESG Capital Allocation Term Trust. The proxy advisor pointed to severe underperformance and shareholder disenfranchisement at those two funds as two of the reasons why it was recommending a board refreshment.

Those two funds mark Saba’s largest positions within the ten campaigns. ISS also pointed to Saba’s management of its Capital Income and Opportunities Fund, saying Saba’s track record as a manager showed it could narrow undervaluation and was not as concerning as BlackRock had suggested it was.

ISS recommended that BIGZ shareholders vote for Saba nominees Ilya Gurevich, Shavar Jeffries, David Locala and Athanassios Diplas, while ECAT shareholders should support Gurevich and Diplas.

“We are grateful to have received support from a leading proxy advisory firm against worst-of-all-worlds governance at BlackRock funds, which have destroyed value for millions of investors,” Saba partner Paul Kazarian said in a statement.

The latest endorsement comes after ISS earlier this week issued mixed levels of support for Saba’s campaigns at four other BlackRock funds. At two of the funds Saba is targeting, BSTZ and BFZ, the proxy advisor endorsed the activist’s entire slate.

The proxy advisor also came out against Saba’s efforts to terminate BlackRock as the investment adviser at several of the targeted funds, and issued endorsements for several of the incumbent or management board nominees at other funds.

8:02A
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SABA CAPITAL'S BOAZ WEINSTEIN LIVE
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Saba Capital's Boaz Weinstein on BlackRock campaign

Saba Capital Management, L.P. issued the below press release.

ISS Recommends Shareholders Vote the GOLD Proxy Card “FOR” Saba Capital’s Nominees at Four Major BlackRock Closed-End Funds

A Leading Independent Proxy Advisory Firm Has Now Endorsed Boardroom Change at the BlackRock Innovation and Growth Term Trust, BlackRock ESG Capital Allocation Term Trust, the BlackRock Science and Technology Term Trust and BlackRock California Municipal Income Trust

ISS Concludes There are “Serious Concerns with Corporate Governance That Demonstrate a Need for Immediate Intervention” at the BlackRock Funds

Visit HeyBlackRock.com to Learn How to Vote “FOR” Each of Saba’s Nominees on the GOLD Proxy Card Ahead of the Upcoming Annual Meetings

NEW YORK--(BUSINESS WIRE)--Saba Capital Management, L.P. (together with certain of its affiliates, “Saba” or “we”), a significant shareholder of 10 BlackRock closed-end funds (collectively, the “Funds” or the “CEFs”),1 today announced that Institutional Shareholder Services Inc. (“ISS”) has recommended shareholders vote on the GOLD Proxy Card at the following Funds:

•	BIGZ shareholders should vote FOR Saba nominees: Ilya Gurevich, Shavar Jeffries, David Locala and Athanassios Diplas.
•	ECAT shareholders should vote FOR Saba nominees: Ilya Gurevich and Athanassios Diplas.

Earlier this week, ISS concluded that “direct intervention at the board level is necessary” based on the Funds’ unacceptable performance and anti-shareholder governance:

•	BSTZ shareholders should vote FOR all of Saba’s nominees: David Locala, Athanassios Diplas and Alexander Vindman.
•	BFZ shareholders should vote FOR all of Saba’s nominees: Shavar Jeffries and Ilya Gurevich.
•	MHN and MYN shareholders should withhold support for BlackRock director J. Phillip Holloman.

Paul Kazarian, Partner and Portfolio Manager of Saba, commented:

“We are grateful to have received support from a leading proxy advisory firm against worst-of-all-worlds governance at BlackRock funds, which have destroyed value for millions of investors. We view this outcome as an unmitigated win on the points that matter most to shareholders. Notably, ISS has concluded that urgent boardroom intervention is necessary and endorsed Saba’s nominees for the second year in a row at BIGZ and ECAT – which are Saba’s largest holdings across the BlackRock funds.

Despite marketing itself as a leader in governance, BlackRock has made a mockery of sound standards across its closed-end funds. For years BlackRock and its trustees have operated unchecked as they crushed the rights of shareholders to entrench themselves – all while shareholders have suffered immense financial losses.

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1 The Funds include: the BlackRock California Municipal Income Trust (NYSE: BFZ), BlackRock Capital Allocation Term Trust (NYSE: BCAT), BlackRock ESG Capital Allocation Term Trust (NYSE: ECAT), BlackRock Health Sciences Term Trust (NYSE: BMEZ), BlackRock Innovation and Growth Term Trust (NYSE: BIGZ), BlackRock MuniHoldings New York Quality Fund (NYSE: MHN), BlackRock MuniYield New York Quality Fund (NYSE: MYN), BlackRock MuniYield Pennsylvania Quality Fund (NYSE: MPA), BlackRock New York Municipal Income Trust (NYSE: BNY) and BlackRock Science and Technology Term Trust (NYSE: BSTZ).

At the upcoming Annual Meetings, investors will have an opportunity to elect independent trustees focused on improving the Funds’ governance and creating shareholder value. Voting for each of Saba’s nominees on the GOLD Proxy Card at each of the 10 Funds is the only way to ensure shareholders' input will finally be respected. Saba’s nominees intend to meaningfully improve the way the Funds are governed to deliver value for the benefit of all investors, including the millions of American retirees invested in these Funds.”

In its report on BIGZ, ISS concluded the Fund’s anti-shareholder governance has worsened under the current Board:2

•	“The fund has severely underperformed from both a TSR and NAV perspective, a situation that is unchanged from last year's contest. The fund's governance, which last year possessed many shareholder-unfriendly features, has tangibly worsened.”

•	“That the board appears more focused on the legality of its corporate governance regime than its advisability from a shareholder rights perspective should be concerning to the fund's shareholders.”

•	“The board has made no strides forward since last year's contest—its board is still classified, shareholders still cannot amend the bylaws, and a worst-of-all worlds director election standard will be used in this year's contest, as was the case in last year's contest.”

•	“Support for dissident nominees Athanassios Diplas, Ilya Gurevich, Shavar Jeffries, and David Locala, who collectively bring much-needed outside independence, along with risk management and investment experience, is warranted on the dissident (GOLD) card.”

In its report on ECAT, ISS concluded the Fund’s Board has taken extreme measures to disenfranchise shareholders:3

•	“It is challenging to overlook just how hard the board is fighting to preserve its ability to disenfranchise the dissident and other shareholders. There is no acceptable justification for its actions from a corporate governance standpoint.”

•	“The corporate governance structure at ECAT includes numerous policies and practices that do not align with the best interests of shareholders.”

•	“The board is deeply entrenched, and is making decisions that do not align with or support the best interests of shareholders. A direct intervention remains necessary.”

•	“Dissident nominees Ilya Gurevich and Athanassios Diplas would represent a much-needed infusion of outside independence, enhancing oversight while ensuring that more attention is paid to the best interests of shareholders on important matters relating to corporate governance. At the same time, they have investment and risk management experience that could be additive. As such, support for Gurevich and Diplas is warranted on the dissident (GOLD) card.”

In its earlier reports on BSTZ and BFZ, ISS supported ALL of Saba’s nominees:

•	“There are not only concerns with numerous elements of quantitative performance, but [BSTZ’s] board has enacted a corporate governance structure designed to disenfranchise shareholders.”

•	“…it is challenging to overlook the fact that [BSTZ’s] TSR remains over 65 percentage points worse than the peer median since inception, while the NAV discount remains significantly wider.”

•	“…there are concerns with distribution quality, as all of [BSTZ’s] distributions in the most recent fiscal year were sourced from a return of capital.”

•	“In light of [BFZ’s] demonstrated comfort with disenfranchising a shareholder, a direct intervention at the board level is necessary.”

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2 Permission to quote ISS was neither sought nor obtained.

3 Permission to quote ISS was neither sought nor obtained.

 VOTE “FOR” BOTH OF SABA’S PROPOSALS ON THE GOLD PROXY CARD:

•	The election of Saba’s highly qualified and independent nominees.

•	The termination of BlackRock’s investment management agreement with BFZ, BCAT, ECAT, BMEZ, BIGZ and BSTZ.

For information on how to vote for Saba’s proposals on the GOLD Proxy Card, to download a copy of the investor presentation and to sign up for important campaign updates, visit www.HeyBlackRock.com.

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About Saba Capital

Saba Capital Management, L.P. is a global alternative asset management firm that seeks to deliver superior risk-adjusted returns for a diverse group of clients. Founded in 2009 by Boaz Weinstein, Saba is a pioneer of credit relative value strategies and capital structure arbitrage. Saba is headquartered in New York City. Learn more at www.sabacapital.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “intends,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements relate to future events or future performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance or achievements or those of the industry to be materially different from those expressed or implied by any forward-looking statements. Each of the BlackRock Funds (as defined below) has also identified additional risks relating to its business in its public filings with the Securities and Exchange Commission (the “SEC”). Saba Capital Management, L.P. (“Saba Capital”), and as applicable the other participants in the proxy solicitation, have based these forward-looking statements on current expectations, assumptions, estimates, beliefs, and projections. While Saba Capital and the other participants, as applicable, believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the participants’ control. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Saba Capital or any of the other participants described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Saba Capital that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Saba Capital nor any participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Saba Capital does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Saba Capital, Saba Capital Master Fund, Ltd. (“SCMF”), Boaz R. Weinstein (“Mr. Weinstein,” and together with Saba Capital and SCMF, “Saba”) and the Nominees (as defined below, and together with Saba, the “Participants”) have filed definitive proxy statements and accompanying GOLD proxy cards (collectively, the “Proxy Statements”) with the SEC to be used in conjunction with the solicitation of proxies in connection with the 2024 annual meeting of shareholders of each of BlackRock Innovation and Growth Term Trust (“BIGZ”); BlackRock Capital Allocation Term Trust (“BCAT”); BlackRock ESG Capital Allocation Term Trust (“ECAT”); BlackRock Health Sciences Term Trust (“BMEZ”); BlackRock California Municipal Income Trust (“BFZ”); BlackRock Science and Technology Term Trust (“BSTZ”); BlackRock MuniYield Pennsylvania Quality Fund (“MPA”); BlackRock MuniYield New York Quality Fund, Inc. (“MYN”); BlackRock New York Municipal Income Trust (“BNY”); and BlackRock MuniHoldings New York Quality Fund, Inc. (“MHN” and together with BIGZ, BCAT, ECAT, BMEZ, BFZ, BSTZ, MPA, MYN and BNY, collectively, the “BlackRock Funds”). Shareholders of the BlackRock Funds are advised to read the applicable Proxy Statements, including any supplements thereto, and other documents related to the solicitation of proxies with respect to such BlackRock Funds by the Participants because they contain important information, including additional information related to the Participants and a description of their direct or indirect interests by security holdings or otherwise. Such materials will be made available at no charge on the SEC’s website, https://www.sec.gov.

The “Nominees” refer to (i) with respect to BIGZ, ECAT and MPA, Ilya Gurevich (“Mr. Gurevich”), Shavar Jeffries (“Mr. Jeffries”), Jennifer Raab (“Ms. Raab”), Athanassios Diplas (“Mr. Diplas”), David Littlewood (“Mr. Littlewood”), David Locala (“Mr. Locala”) and Alexander Vindman (“Mr. Vindman”); (ii) with respect to BCAT, Mr. Jeffries, Ms. Raab and Mr. Vindman; (iii) with respect to BMEZ, Mr. Gurevich, Mr. Jeffries and Mr. Locala; (iv) with respect to BFZ, Mr. Gurevich and Mr. Jeffries; (v) with respect to BSTZ, Mr. Diplas, Mr. Locala and Mr. Vindman; (vi) with respect to MYN, Ms. Raab and Mr. Vindman; (vii) with respect to BNY, Mr. Gurevich and Ms. Raab; and (viii) with respect to MHN, Mr. Jeffries and Ms. Raab.

Contacts

Longacre Square Partners
Charlotte Kiaie / Kate Sylvester, 646-386-0091
ckiaie@longacresquare.com / ksylvester@longacresquare.com

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